                                                                 EXHIBIT 4(g)(2)
REVISED EXECUTION COPY
12/15/98


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                             INTERCREDITOR AGREEMENT


                          Dated as of December 15, 1998


                                      AMONG


                                 COMERICA BANK,
                              as Collateral Agent,


                                  THE LENDERS,



                                       AND



                                THE NOTEHOLDERS,




Re:      9.12% Senior Notes due November 1, 2001 of Credit Acceptance
         Corporation

         8.24% Senior Notes due July 1, 2001 of Credit Acceptance Corporation,

         8.02% Senior Notes due October 1, 2001 of Credit Acceptance
         Corporation,

         Second Amended and Restated Credit Acceptance Corporation Credit Agreement, and

         Future Debt of Credit Acceptance Corporation

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

                                TABLE OF CONTENTS


                                                                                     PAGE
                                                                                     ----

RECITALS ...........................................................................   1

SECTION 1.          DEFINED TERMS...................................................   3

SECTION 2.          APPOINTMENT OF COLLATERAL AGENT.................................  10

SECTION 3.          DECISIONS RELATING TO ADMINISTRATION AND EXERCISE
                    OF REMEDIES VESTED IN THE MAJORITY BENEFITED PARTIES............  11

SECTION 4.          APPLICATION OF PROCEEDS.........................................  13

SECTION 5.          SHARING OF SET-OFF..............................................  14

SECTION 6.          INFORMATION.....................................................  15

SECTION 7.          ADDITIONAL PARTIES..............................................  16

SECTION 8.          DISCLAIMERS, INDEMNITY, ETC.....................................  17

SECTION 9.          INVALIDATED PAYMENTS............................................  21

SECTION 10.         SPECIAL PAYMENTS AND SPECIAL ACCOUNT............................  22

SECTION 11.         MISCELLANEOUS...................................................  23



                             INTERCREDITOR AGREEMENT



         This INTERCREDITOR AGREEMENT (as amended, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement") is dated as of December 15, 1998 and entered into among COMERICA BANK ("Comerica"), as the Collateral Agent (as hereinafter defined) and as a Lender (as hereinafter defined), the NOTEHOLDERS (as hereinafter defined) and the other LENDERS from time to time signatory to this Agreement. This Agreement is acknowledged and consented to by Credit Acceptance Corporation, a Michigan corporation (the "Company"), as the issuer of the Senior Notes (as hereinafter defined) and the Credit Notes (as hereinafter defined) and as the grantor of collateral pursuant to the Security Documents (as hereinafter defined), by its execution of the acknowledgment hereto. Other Persons may become parties hereto by executing an acknowledgment hereto in accordance with Section 7 hereof.

                                    RECITALS

         A. The Company, Comerica and the other financial institutions signatory thereto, each as "Banks" thereunder (and, in the case of Comerica, in its separate additional capacity as "Issuing Bank" thereunder) (together with any Successor Lenders (as hereinafter defined) party thereto from time to time, collectively the "Lenders"), entered into that certain Second Amended and Restated Credit Agreement dated as of December 4, 1996, as amended by First Amendment and Consent dated as of June 4, 1997, Second Amendment dated as of December 12, 1997, Third Amendment dated as of May 11, 1998 and Fourth Amendment dated as of July 30, 1998 by and among the Company, the financial institutions from time to time parties thereto and Comerica, as Agent (said credit agreement, as further amended, restated or otherwise modified from time to time, the "Credit Agreement").

         B. The Company entered into the separate note purchase agreements with the 1994 Noteholders (as hereinafter defined) dated as of October 1, 1994 (collectively, as amended by First Amendment to Note Purchase Agreement dated as of November 15, 1995, Second Amendment to Note Purchase Agreement dated as of August 29, 1996, Third Amendment to Note Purchase Agreement dated as of December 12, 1997 and Fourth Amendment to Note Purchase Agreement dated as of July 1, 1998, and as further amended, restated or otherwise modified from time to time, the "1994 Note Agreements"), pursuant to which the First Amended and Restated 9.12% Senior Notes due November 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1994 Senior Notes") are outstanding.

         C. The Company entered into the separate note purchase agreements with the 1996 Noteholders (as hereinafter defined) dated as of August 1, 1996 (collectively, as amended by First Amendment to Note Purchase Agreement dated as of December 12, 1997 and Second Amendment to Note Purchase Agreement dated as of July 1, 1998 and as further amended, restated or otherwise modified from time to time, the "1996 Note Agreements"), pursuant to which the First Amended and

Restated 8.24% Senior Notes due July 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1996 Senior Notes") are outstanding.

         D. The Company entered into the separate note purchase agreements with the 1997 Noteholders (as hereinafter defined) dated as of March 25, 1997 (collectively, as amended by the First Amendment to Note Purchase Agreement dated as of December 12, 1997 and the Second Amendment to Note Purchase Agreement dated as of July 1, 1998, as further amended, restated or otherwise modified from time to time, the "1997 Note Agreements") pursuant to which the First Amended and Restated 8.02% Senior Notes due October 1, 2001 (collectively, as amended, restated or otherwise modified from time to time, the "1997 Senior Notes") are outstanding.

         E. The Lenders and the Noteholders (as hereinafter defined) have consented to the transactions contemplated hereby and by the Security Documents (as hereinafter defined);

         F. Pursuant to Section 7.23 of the Credit Agreement, the Lenders have required that (i) the Company execute and deliver that certain Security Agreement dated as of December 15, 1998, in the form attached hereto as Exhibit A-1, in favor of the Collateral Agent (as hereinafter defined) for the benefit of the Noteholders, the Lenders and the Future Debt Holders (as hereinafter defined) (such agreement, as it may be amended, restated or otherwise modified from time to time, the "Security Agreement") and that certain Share Charge dated December 17, 1998, in the form attached hereto as Exhibit A-2, in favor of the Collateral Agent (as hereinafter defined) for the benefit of the Noteholders, the Lenders and the Future Debt Holders and encumbering sixty-five percent (65%) of the share capital of Credit Acceptance Corporation UK Limited, a corporation organized under the laws of England ("CAC UK") (such agreement as amended, restated or otherwise modified from time to time, herein the "Share Charge") and such other security agreements, stock pledges, collateral assignments, hypothecations and other documents and instruments which are required to encumber the Collateral (as hereinafter defined) or to protect or perfect the security interests, liens or other encumbrances established thereby (including, without limitation, financing statements, stock powers, acknowledgments, registrations and the like) and (ii) upon the Company's acquisition or creation thereof, each Significant Domestic Subsidiary (as defined in the Credit Agreement) will grant a security interest and lien to the Collateral Agent (as hereinafter defined) for the benefit of the Noteholders, the Lenders and the Future Debt Holders in the Collateral owned by such Significant Domestic Subsidiary substantially on the terms set forth in the Security Agreement and the Company will pledge, or cause to be pledged, to the Collateral Agent (as hereinafter defined) for the benefit of the Noteholders, the Lenders and the Future Debt Holders, all of the outstanding capital stock of such Significant Domestic Subsidiary which is owned by the Company or its Subsidiaries, all to secure the obligations of the Company under the Credit Documents, the obligations of the Company under the Noteholder Documents and the obligations of the Company under the Future Debt Documents.

         G. The Lenders and the Noteholders (individually a "Party" and collectively the "Parties") have agreed that the Credit Obligations (as hereinafter defined), the Senior Note Obligations (as hereinafter defined) and the Future Debt Obligations shall be secured equally and ratably pursuant to the Security Agreement and the other Security Documents; the Parties desire that

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


Comerica Bank shall be the agent (the "Collateral Agent") to act on behalf of all Parties regarding the Collateral, all as more fully provided herein; and the Parties have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Parties regarding their equal and ratable interests in the Collateral.

         H. It is contemplated that financial institutions other than any Affiliate of the Company (the "Future Debt Holders") may enter into or become parties (by assignment or otherwise) to one or more agreements with the Company making extensions of credit to the Company, other than under the terms of the Credit Agreement or the Note Agreements.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1.        DEFINED TERMS.

         As used in this Agreement, and unless the context requires a different meaning, capitalized terms not otherwise defined herein have the respective meanings provided for such terms in the Credit Agreement, and the following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

         "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Person or any corporation of which the Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests and (c) any officer or director of such first Person or any Person fulfilling an equivalent function of an officer or director. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agent-Related Persons" means the directors, officers, employees and agents of the Collateral Agent.

         "Agreement" has the meaning ascribed to that term in the introductory paragraph hereto.

         "Bankruptcy Proceeding" means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking, to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, dissolution, liquidation, administration, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking, appointment of a receiver, administrative receiver, administrator, supervisor, liquidator, trustee, custodian or other similar official for such Person or for any substantial part of its property.

         "Benefited Obligations" means (a) all Credit Obligations, (b) all Senior Note Obligations, (c) the Letter of Credit Usage, (d) all Hedging Exposure and other obligations of the Company under or arising in connection with any Hedging Agreement, (e) and all Future Debt Obligations and (f) all other amounts payable by the Company or any other Obligor under this Agreement and the Security Documents (including, without limitation, the reasonable fees and expenses of the Collateral Agent); provided, however, that the term "Benefited Obligations" shall exclude any obligation (i) of the Company or any other Obligor to any Benefited Party to the extent such obligation is secured by property of the Company or any other Obligor other than the Collateral or (ii) pursuant to any document or instrument which is not a Credit Document, a Noteholder Document or a Future Debt Document.

         "Benefited Parties" means the Lenders, the Noteholders and the Future Debt Holders, and shall not include, under any circumstances, the Company or any of its Affiliates.

         "Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Michigan.

         "Collateral" means all property and interests in property of the Company or any other Grantor in which a Lien has been, or will at any time hereafter be, created under the Security Agreement or any other Security Document.

         "Collateral Agent" means Comerica in its separate capacity as agent for the Benefited Parties hereunder and any successor agent appointed pursuant to
Section 8 hereof.

         "Comerica" means Comerica Bank, a Michigan banking corporation.

         "Company" has the meaning ascribed to that term in the introductory paragraph hereto.

         "Credit Agreement" has the meaning ascribed to that term in the recitals hereto.

         "Credit Documents" means the Credit Agreement, the Credit Notes, the Security Documents, the Letters of Credit and any Hedging Agreement.

         "Credit Notes" means the promissory notes, if any, issued by the Company under the Credit Agreement.

         "Credit Obligations" means all outstanding and unpaid obligations of every nature of the Company or any other Obligor from time to time to the Lenders or any of them under or in connection with the Credit Agreement, the Credit Notes and any other Credit Documents, including, without limitation, any breakage charges or prepayment premium and all fees, collection costs and


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other expenses accruing thereunder (but excluding Letter of Credit Usage and all
Hedging Exposure and other obligations of the Company under or arising in connection with any Hedging Agreement).

         "Default" means a "Default" as defined in any Financing Agreement.

         "Directing Party" means, with respect to any particular instruction given to the Collateral Agent, each Benefited Party that has given such instruction to the Collateral Agent.

         "Enforcement" means the commencement of enforcement, collection (including judicial or non-judicial foreclosure) or similar proceedings with respect to the Collateral (it being understood that the term "Enforcement" shall not include (i) an acceleration or other enforcement of any of the Benefited Obligations independent of the Collateral, (ii) the suspension or termination of any commitment to extend credit or other credit accommodations, (iii) subject to
Section 5, the exercise of any set-off right or (iv) filing a proof of claim with respect to the Benefited Obligations or casting a vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case of bankruptcy, insolvency or similar law, filing a petition to initiate a bankruptcy proceeding against the Company or any other Obligor or providing financing to a trustee of, or a debtor-in-possession with respect to, the Company or any Subsidiary under 11 U.S.C. ss.364).

         "Event of Default" means an "Event of Default" as defined in any Financing Agreement.

         "Financing Agreements" means the Credit Documents, the Noteholder Documents, any Hedging Agreement, the Future Debt Documents, this Agreement, the Security Documents, each other security document securing the Benefited Obligations, and any other instruments, documents or agreements entered into in connection with any Benefited Obligation or Financing Agreement.

         "Future Debt" means Debt, if any, incurred by the Company pursuant to clause (ii) of the definition of "Future Debt" under the Credit Agreement without giving effect to any amendments thereto after the date hereof (and in compliance therewith) and in compliance with the terms and conditions of the Note Agreements.

         "Future Debt Documents" means the promissory note(s), agreement(s) and other documents, instruments and certificates, if any, executed and delivered, subject to the terms of this Agreement, to evidence or secure or otherwise relating to Future Debt, as amended, restated or otherwise modified from time to time, and the Security Documents, and any replacement, refinancing or restructuring of any such promissory note, agreement or other document, instrument or certificate, provided that any successor Future Debt Holder, or any agent acting on behalf of all such successor Future Debt Holders, has executed an acknowledgement to this Agreement substantially in the form of Exhibit B-1.

         "Future Debt Holders" means each Person which is, at the date of determination, the holder of Future Debt, if any.



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

         "Future Debt Obligations" means all outstanding and unpaid obligations of every nature of the Company from time to time to the Future Debt Holders or any of them under or in connection with the Future Debt Documents, including, without limitation, any prepayment premium, make-whole amount, yield maintenance payment and all fees, collection costs and other expenses accruing thereunder.

         "Grantors" means the Company, each Subsidiary and any other Person which grants any Collateral to the Collateral Agent under the Security Documents or under any other security document securing the Benefited Obligations or any part thereof.

         "Hedging Agreement" means any interest rate swap, cap, floor, collar, forward rate agreement, or other rate protection transaction, any foreign exchange transaction or commodity swap arrangement or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into between the Company and any Lender or any Affiliate of any Lender which is a party hereto.

         "Hedging Exposure" means, on any date of determination for any Hedging Transaction, the amount, as calculated in good faith and in a commercially reasonable manner by the Lender that is the Company's counterparty for such Hedging Transaction, which such Lender would pay to a third party (such amount being expressed as a positive amount) or receive from a third party (such amount being expressed as a negative amount) in an arm's-length transaction as consideration for the third party's entering into a new transaction with such Lender in which: (a) such Lender holds the same position in the Hedging Transaction as it currently holds; (b) the third party holds the same position as the Company currently holds; and (c) the new transaction has economic and other terms and conditions identical in all respects to such Hedging Transaction except that (i) the date of calculation shall be deemed to be the date of commencement of the new transaction and (ii) all period end dates shall correspond to all period end dates, if any, for such Hedging Transaction; provided, however, that if the Majority Benefited Parties shall direct the Collateral Agent to commence Enforcement, each Hedging Transaction will be terminated within ten days of the date such direction is given to the Collateral Agent and the Hedging Exposure for each Hedging Transaction shall be (i) if a net amount is paid out by such Lender in connection with the termination of such Hedging Transaction, a positive amount equal to such net amount or (ii) if a net amount is received by such Lender in connection with the termination of such Hedging Transaction, a negative amount equal to such net amount.

         "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction or any other similar transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Company from time to time pursuant to a Hedging Agreement; provided that such transaction is entered into for purposes of protection from price, interest rate, currency or commodity price fluctuations posed by debt, contract or purchase order obligations and not for speculative purposes.


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

         "Lenders" has the meaning ascribed to that term in the recitals hereto.

         "Letters of Credit" shall mean outstanding standby letters of credit and documentary letters of credit issued pursuant to the Credit Agreement, and any related letter of credit or reimbursement agreement; provided, that the term "Letters Of Credit" shall exclude any Letter of Credit issued to secure obligations which are secured by property of the Company other than the Collateral.

         "Letter of Credit Usage" shall mean, as at any date of determination, the sum of (i) the Maximum Available Amount plus (ii) the aggregate amount of all drawings under the Letters of Credit honored by the Lenders and not theretofore reimbursed by the Company through advances under the Credit Agreement or otherwise.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract; provided that the term "Lien" shall not include any negative pledge clauses in agreements relating to the borrowing of money or the obligation of the Company or any of its Subsidiaries (a) to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under re-insurance agreements and pursuant to state regulatory requirements, unless the Company or any of its Subsidiaries, as the case may be, has encumbered its interest in such monies or deposits or in other property of the Company or any such Subsidiary to secure such obligations.

         "Majority Benefited Parties" means (a) the Required Lenders, (b) the Required Noteholders and (c) the Required Future Debt Holders (if any), in each case voting as a separate class, provided that if at any time (I) the aggregate principal amount of all outstanding indebtedness under the Credit Agreement (including in the determination thereof all Hedging Exposure and Letter of Credit Usage) plus, at all times when a commitment to extend financing exists under the Credit Agreement and the Lenders do not have the right at such time immediately to terminate such commitment, the amount of all unused commitments under the Credit Agreement or (II) the aggregate principal amount of all outstanding indebtedness under the Note Agreements or (III) the aggregate principal amount of all outstanding Future Debt represents, in any such case, less than 10% of the sum of the amounts referred to in clauses (I), (II), and
(III) above, then any such group referred to in clause (a), (b) or (c) which represents less than 10% of the sum of such amounts shall not vote as a separate class and "Majority Benefited Parties" shall mean (A) each group referred to in clause (a), (b) or (c) above which does vote as a separate class, and (B) the Benefited Parties, considered as a single class, holding more than 50% of the sum of the amounts referred to in clauses (I), (II) and (III), above.

         "Make-Whole Amount" is defined in Section 9.1 of the Note Agreements.

         "Maximum Available Amount" shall mean, as of any date of determination, the amount that may be drawn under the Letters of Credit issued pursuant to the Credit Agreement (whether or not


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


the beneficiary thereof shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under the Letters of Credit).

         "1994 Note Agreements," "1996 Note Agreements," and "1997 Note Agreements" and 1994 Senior Notes, 1996 Senior Notes and 1997 Senior Notes have the respective meanings ascribed to such terms in the recitals hereto.

         "1994 Noteholders" means the Persons named in the 1994 Note Agreements and each other Person which is, at the date of determination, a holder of a 1994 Senior Note.

         "1996 Noteholders" means the Persons named in the 1996 Note Agreements and each other Person which is, at the date of determination, a holder of a 1996 Senior Note.

         "1997 Noteholders" means the Persons named in the 1997 Note Agreements and each other Person which is, at the date of determination, a holder of a 1997 Senior Note.

         "Non-Directing Party" means, with respect to any particular instruction given to the Collateral Agent, each Benefited Party that has not given or agreed with such instruction given to the Collateral Agent.

         "Note Agreements" means the 1994 Note Agreements, the 1996 Note Agreements and the 1997 Note Agreements.

         "Noteholder Documents" means (i) the Note Agreements; (ii) the Senior Notes; and (iii) the Security Documents.

         "Noteholders" means the 1994 Noteholders, the 1996 Noteholders and the 1997 Noteholders.

         "Notice of Special Default" has the meaning ascribed to such term in
Section 10(a) hereof.

         "Obligor" means each Grantor and each other Person which guarantees the payment or collection of the obligations of the Company or any of its Significant Domestic Subsidiaries under the Financing Agreements.

         "Party" has the meaning ascribed to that term in the recitals hereto, and shall include any Future Debt Holder which becomes a party to this Agreement by executing an acknowledgment in the form attached hereto as Exhibit B-1.

         "Permitted Borrower" has the meaning ascribed to that term in the Credit Agreement.

         "Permitted Securitization" means any "Permitted Securitization" under the Credit Agreement, the Note Agreements and the Future Debt Documents.



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

         "Person" means any individual, corporation, limited liability company, partnership, trust or other entity.

         "Proceeds" has the meaning assigned to it under the Code and, in any event, includes, but is not limited to, (a) any and all proceeds of any collection, sale or other disposition of the Collateral, (b) any and all amounts from time to time paid or payable under or in connection with any of the Collateral, and (c) amounts collected by the Collateral Agent or any Benefited Party by way of set-off, deduction or counterclaim.

         "Required Future Debt Holders" means at any time Future Debt Holders holding 66-2/3% of the aggregate principal amount of the indebtedness (exclusive of indebtedness held by the Company or any of its Affiliates) then outstanding under the Future Debt Documents.

         "Required Lenders" means at any time Lenders holding 66-2/3% of the aggregate principal amount of the indebtedness (exclusive of indebtedness held by the Company or any of its Affiliates) then outstanding under the Credit Agreement (provided that, for purposes of determining Required Lenders, indebtedness outstanding under the Swing Line Notes (as defined in the Credit Agreement) shall be allocated among the Lenders based on their respective Percentages (as defined in the Credit Agreement) of the Revolving Credit (as defined in the Credit Agreement), or if no indebtedness is outstanding thereunder, Lenders holding 66-2/3% of the Percentages.

         "Required Noteholders" means at any time Noteholders holding 66-2/3% of the aggregate principal amount of the indebtedness (exclusive of indebtedness held by the Company or any of its Affiliates) then outstanding under the Note Agreements.

         "Security Agreement" has the meaning ascribed to that term in the recitals hereto, and shall include any other agreements or instruments relating to security given with respect to any Benefited Obligation which are executed and delivered after the date hereof.

         "Security Documents" shall mean this Agreement, the Security Agreement, the Share Charge, each security agreement executed and delivered by the Company or any other Grantor pursuant to Section 7.23 of the Credit Agreement, and shall include any other agreements or instruments which provide security with respect to any Benefited Obligation which are executed and delivered after the date hereof.

         "Senior Debt" means debt for borrowed money, other than the indebtedness outstanding under the Note Agreements, the Credit Agreement or the Future Debt Documents, which is not subordinated in right of payment to any other obligation of the Company.

         "Senior Note Obligations" means all outstanding and unpaid obligations of every nature of the Company from time to time to the Noteholders under or in connection with the Noteholder Documents, including, without limitation, any Make-Whole Amount and all fees, collection costs and other expenses otherwise accruing thereunder.

         "Senior Notes" means the 1994 Senior Notes, the 1996 Senior Notes and the 1997 Senior Notes.

         "Share Charge" has the meaning ascribed to that term in the recitals hereto.

         "Significant Domestic Subsidiary" has the meaning ascribed to that term in the Credit Agreement, without giving effect to any amendment thereto after the date hereof.

         "Special Account" shall mean that certain interest bearing account maintained by or on behalf of the Collateral Agent for the purpose of receiving and holding Special Payments.

         "Special Event of Default" shall mean (i) the commencement of a Bankruptcy Proceeding with respect to the Company or any other Obligor, (ii) any failure to pay, on the final maturity thereof, the entire principal indebtedness outstanding under any Financing Agreement (including without limitation any reimbursement obligation), or (iii) the acceleration of the indebtedness outstanding under any Financing Agreement.

         "Special Payment" means any payments or Proceeds from the Company, any other Obligor or any other source on behalf of the Company or any other Obligor with respect to the Benefited Obligations (including from the exercise of any setoff or the purchase of indebtedness or through the collection upon any guaranty of any Benefited Obligation) which are:

                   (i) received by a Benefited Party within 90 days prior to (A) the commencement of a Bankruptcy Proceeding, with respect to any of the Company or any other Obligor, or (B) the acceleration of the indebtedness outstanding under any Financing Agreement, and which payment reduces the amount of the Benefited Obligations owed to such Benefited Party below the amount owed to such Benefited Party as of the 90th day prior to such occurrence, or

                   (ii) received by a Benefited Party after the occurrence of a Special Event of Default except as provided in Section 10(b), and which payment reduces the amount of the Benefited Obligations owed to such Benefited Party below the amount owed to such Benefited Party as of the 90th day prior to such occurrence;

provided however that to the extent any such payments or Proceeds are received by a Lender without actual knowledge that a Special Event of Default has occurred and is continuing, such payments or Proceeds shall not constitute Special Payments, but only to the extent of the amount of any advances or readvances by such Lender to the Company or a Permitted Borrower subsequent to the receipt of any such payment or Proceeds.

         "Subsidiary(ies)" has the meaning ascribed to that term in the Credit Agreement.

SECTION 2.        APPOINTMENT OF COLLATERAL AGENT.


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

         Subject to removal as provided in Section 8(h) hereof, each of the Lenders and each of the Noteholders, for themselves and their respective Affiliates, hereby irrevocably and, by delivery of an acknowledgment in the form of Exhibit B-1 attached hereto, each Future Debt Holder appoints, designates and authorizes the Collateral Agent as its agent to take such action on behalf of such Persons under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Security Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or any Security Document, and notwithstanding the use of the term "Collateral Agent", the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, any Noteholder or any Future Debt Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against the Collateral Agent.

SECTION 3. DECISIONS RELATING TO ADMINISTRATION AND EXERCISE OF REMEDIES VESTED IN THE MAJORITY BENEFITED PARTIES.

         (a) The Collateral Agent agrees that it will not commence Enforcement without the direction of the Majority Benefited Parties. The Collateral Agent agrees to administer the Security Documents and the Collateral and to make such demands and give such notices under the Security Documents as the Majority Benefited Parties may request, and to take such action to enforce the Security Documents and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by the Majority Benefited Parties upon receipt of written notice from the Directing Party; provided that any such written notice shall identify the Majority Benefited Parties on whose behalf the request or direction is being made and shall state the action to be taken by the Collateral Agent. The Benefited Parties agree that the Collateral Agent shall not be required to take any action that is in the opinion of counsel contrary to law or to the terms of this Agreement or any Security Document, or that would in the opinion of counsel subject it or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any Security Document unless and until the Collateral Agent shall be indemnified to its reasonable satisfaction by one or more of the Benefited Parties against any and all loss, cost, expense or liability in connection therewith.

         (b) Subject to the terms hereof, each Party agrees that the Collateral Agent shall act hereunder as the Majority Benefited Parties may request (regardless of whether any individual Party or Benefited Party agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request and that no Directing Party or Non-Directing Party shall have any liability to any Non-Directing Party or Directing Party, respectively, for any such request. The Collateral Agent shall give prompt notice to each of the Parties of action taken pursuant to the instructions of the Majority Benefited Parties to enforce any Security Document; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity or enforceability under this Agreement of the action so taken.

         (c) Each Party agrees that the only right of a Non-Directing Party under any Security Document is for Benefited Obligations held by such Non-Directing Party to be secured by the Collateral for the period and to the extent provided therein and in this Agreement and to receive a share of the proceeds of the Collateral, if any, to the extent and at the time provided in such Security Document and in this Agreement.

         (d) The Collateral Agent may at any time request directions from the Majority Benefited Parties as to any course of action or other matter relating hereto or relating to any Security Document. Except as otherwise provided in this Agreement or the Security Documents, directions given by the Majority Benefited Parties to the Collateral Agent hereunder shall be binding on all Benefited Parties, including all Non-Directing Parties, for all purposes.

         (e) Nothing contained in this Agreement shall affect the rights of any Party to give the Company or any other Grantor notice of any default, accelerate or make demand for or enforce payment of their respective Benefited Obligations under the Financing Agreements or collect payment thereof other than through a realization on or in respect of the Collateral or any part or portion thereof, nor shall anything contained in this Agreement be deemed or construed (except as expressly set forth herein) to affect the rights of any Party to administer, modify, waive or amend any term or provision of any Financing Agreement to which it and the Company or any Subsidiary are parties, other than this Agreement, the Security Documents or any other security document securing the Benefited Obligations. If a Party (upon authorization of the Majority Benefited Parties) instructs the Collateral Agent to take any action, commence any proceedings or otherwise proceed against the Collateral or enforce any Security Document, and such action or proceedings are or may be defective without the joinder of other Parties as parties, then all such other Parties shall join in such actions or proceedings.

         Each Party agrees not to take any action to enforce any term or provision of any Security Document or to enforce any of its rights in respect of the Collateral except through the Collateral Agent in accordance with this Agreement. Additionally, notwithstanding anything to the contrary contained in any Security Document, each Party agrees that any action required or permitted under any Security Document with respect to (i) the exercise of any remedy thereunder, (ii) the declaration of any default thereunder, (iii) the waiver of any default thereunder and (iv) any other request for any waiver, consent, amendment or modification with respect thereto shall only be performed at the direction of the Majority Benefited Parties (regardless of whether any individual Party or Benefited Party agrees, disagrees or abstains with respect to such direction and regardless of whether any such right is expressly granted to fewer than all of the Benefited Parties). The Collateral Agent, promptly upon receipt thereof, shall provide each Party with copies of all notices and other written information received by the Collateral Agent pursuant to any Security Document.

         (f) Any Benefited Party which has actual knowledge of the occurrence of an Event of Default, or facts which indicate that an Event of Default has occurred, shall (unless it reasonably believes that the Collateral Agent has already received notice of such Event of Default or such facts) deliver to the Collateral Agent a written statement describing such Event of Default or facts. Failure to do so, however, does not constitute a waiver of such Event of Default by the Benefited Parties.

The Collateral Agent, promptly upon receipt thereof, shall provide each Party with a copy of any such notice of an Event of Default.

         (g) The Collateral Agent shall not release any Lien or Collateral except with the prior written approval of the Required Lenders, the Required Noteholders and the Required Future Debt Holders (or such greater percentage of any such class of creditors as is required under the applicable Financing Agreements) as the case may be; provided however that the Collateral Agent may, upon the written request of the Company and without notice to or the approval of any Lender, Noteholder or Future Debt Holder, release any Lien or Collateral under any Security Document which is permitted to be sold or disposed of by the Company or any other Grantor in connection with a Permitted Securitization pursuant to the Credit Agreement, the Note Agreements and the Future Debt Documents or otherwise in accordance with the terms of each of the Financing Agreements (or which the Security Agreement otherwise requires to be released) and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent's security interest in such Collateral.

SECTION 4.        APPLICATION OF PROCEEDS.

         (a) Any and all Proceeds received by the Collateral Agent in connection with an Enforcement and any Special Payments required to be paid to all Benefited Parties in accordance with the provisions of Sections 5 and 10 hereof or otherwise, shall be applied promptly by the Collateral Agent, as follows:

              FIRST: To the payment of the reasonable costs and expenses of such Enforcement or other realization, including, without duplication, fees and expenses of counsel to the Collateral Agent, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

              SECOND: To the ratable payment of the Benefited Obligations to Benefited Parties (including the Make-Whole Amount and Letter of Credit Usage and Hedging Exposure), calculated in accordance with the provisions of Section 4(b) hereof; provided, however, that any portion of such Proceeds allocated to any Lender with respect to obligations under an undrawn Letter of Credit shall be held in a separate account established under Section 4(c) for disposition in accordance with the provisions thereof; and

              THIRD: After payment in full of all Benefited Obligations, to the payment to or upon the order of Grantors, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds and Special Payments.

Until such Proceeds and Special Payments are so applied, the Collateral Agent shall hold such Proceeds and Special Payments in its custody in an interest bearing account and otherwise in accordance with its regular procedures for handling deposited funds.

         (b) Any and all Proceeds and Special Payments received by the Collateral Agent in connection with an Enforcement and any Special Payments (net of any amounts applied in accordance with Section 4(a) FIRST) shall be applied in accordance with the priority set forth in Section 4(a) SECOND so that each Benefited Party shall be allocated its proportionate amount of all such Proceeds and Special Payments, as the case may be. Payment shall be based upon the proportion which the amount of such Benefited Obligations of such Benefited Party bears to the total amount of all Benefited Obligations of all such Benefited Parties, including, without limitation, Hedging Exposure to any Lender. For purposes of determining the proportionate amounts of all Benefited Obligations sharing in any such distribution under Section 4(a) SECOND: (i) the amount of the outstanding Credit Obligations shall be deemed to be the sum of the principal amount of the Credit Notes plus the Hedging Exposure and subject to Section 4(c), all Letter of Credit Usage, and all accrued interest and fees (including any breakage fees or charges) with respect thereto, (ii) the amount of the outstanding Senior Note Obligations shall be deemed to be the principal amount of the Senior Notes plus all accrued interest and fees with respect thereto, including, without limitation, the Make-Whole Amount, if any, in respect thereof, (iii) the amount of the outstanding Future Debt Obligations shall be deemed to be the principal amount of the Future Debt, plus all accrued interest and fees with respect thereto, including without limitation any prepayment premium, yield maintenance payment or make whole amount with respect thereto and (iv) the amount of the Hedging Exposure shall be the amount determined in accordance with the definition of "Hedging Exposure".

         (c) Notwithstanding anything herein to the contrary, any Proceeds allocated pursuant to Section 4(b) to obligations under any undrawn Letter of Credit ("Undrawn L/C Proceeds") shall be held by the Collateral Agent for the benefit of all Benefited Parties but shall be allocated to the Lender which issued such undrawn Letter of Credit and shall be allocated by the Collateral Agent to a separate interest bearing account for each such Letter of Credit. If any such Letter of Credit is thereafter drawn upon, the Collateral Agent shall pay Undrawn L/C Proceeds allocable to the amount drawn with respect to such Letter of Credit (adjusted for any investment losses or gains) to the Lender for which the related account was established. If any Letter of Credit for which Undrawn L/C Proceeds have been allocated as set forth in this Section 4(c) expires or is terminated without having been drawn upon in full, the Collateral Agent shall, promptly upon its receipt of written notice thereof, reapply the remaining Undrawn L/C Proceeds (adjusted for any investment losses or gains) as if such Undrawn L/C Proceeds had been received by the Collateral Agent for application under Section 4(a).

         (d) Payments by the Collateral Agent in respect of (i) the Credit Obligations shall be made to the Lenders in accordance with the Credit Agreement; (ii) the Senior Note Obligations shall be made as directed in writing by the Noteholder to whom such Senior Note Obligations are owed; (iii) the Future Debt Obligations shall be made as directed in writing by the Future Debt Holder to whom such Future Debt Obligations are owed; and (iv) Hedging Exposure shall be made as directed by the Lender to whom or to whose Affiliate such Hedging Exposure is owed.

SECTION 5.        SHARING OF SET-OFF.

         Each Benefited Party agrees with each other Benefited Party that, in the event it shall receive and retain any payment, whether by set-off or application of deposit balances or other similar means ("Set-Off") after the occurrence and during the continuance of an Event of Default, on or in respect of any deposit account in which the Company or any other Obligor has any interest (and whether or not any such balances were held prior to the occurrence of such Event of Default), it shall share all such Set-Offs with each of such other Benefited Parties pro-rata in accordance with the outstanding Benefited Obligations owed to each Benefited Party by complying with the terms and conditions of this Agreement, including without limitation Section 4 and this
Section 5. The amount of any Set-Off shall be held by the party exercising such Set-Off for the benefit of the Benefited Parties until the earlier of the 10th day following such Set-Off and the date of the next subsequent Enforcement hereunder (provided, however, that nothing herein shall be construed to provide that Set-Offs may be exercised only on the date of any Enforcement hereunder), at which time such Set-Off shall be deemed to be a Special Payment and the amount thereof shall be immediately paid over by the party exercising such Set-Off to the Collateral Agent to be deposited into the Special Account for distribution to the Benefited Parties pursuant to Section 10.

SECTION 6.        INFORMATION.

         If the Collateral Agent proceeds to enforce any Security Document or to collect, sell, otherwise dispose of or take any other action with respect to any of such agreements or the Collateral or any portion thereof or proposes to take any other action pursuant to or contemplated by this Agreement, the Parties hereto agree as follows:

              (a) Each Lender shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Credit Obligations owed to such Lender or its Affiliates as at such date as the Collateral Agent may specify; and
         (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by such Lender or its Affiliates to be applied to satisfy Credit Obligations owing to such Lender or its Affiliates. Each Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

              (b) Each Noteholder shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Senior Note Obligations owed to such Noteholder as at such date as the Collateral Agent may specify; (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the amount that would be payable as a "Make-Whole Amount" under Section 8.2 of the Note Agreements or any successor provision thereto if such "Make-Whole Amount" were payable as of such date as the Collateral Agent may specify and (iii) promptly from time to time thereafter, notify the Collateral Agent of any payment received thereafter by such Noteholder to be applied to the principal of or interest or "Make-Whole Amount" on the Senior Note Obligations owing to such Noteholder. Each Noteholder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

              (c) Each Lender party to, or having an Affiliate a party to, a Hedging Transaction shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the Hedging Exposure under such Hedging Transaction at the date specified by the Collateral Agent in such written request and (ii) promptly from time to time thereafter notify the Collateral Agent of any payment received by such Lender to be applied to amounts due upon early termination of such Hedging Transaction. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

              (d) Each Lender party to any Letter of Credit shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the Letter of Credit Usage applicable to such Letter of Credit and (ii) promptly from time to time thereafter notify the Collateral Agent of any draws under any Letter of Credit giving rise to reimbursement obligations of the Company with respect thereto or any payment received by such Lender to be applied to amounts due with respect to the Company's reimbursement obligations resulting from draws under such Letter of Credit. Such Lender shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

              (e) Each Future Debt Holder party to any Future Debt Documents shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Future Debt Obligations owed to such Future Debt Holder as at such date as the Collateral Agent may specify; (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the amount that would be payable as a prepayment premium, yield maintenance payment or make-whole amount under the applicable terms of the Future Debt Documents and (iii) promptly from time to time thereafter, notify the Collateral Agent of any payment received thereafter by such Future Debt Holder to be applied to the principal of or interest or other amounts on the Future Debt Obligations owing to such Future Debt Holder. Each Future Debt Holder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

              (f) In connection with any request for information under Section 6, and in connection with any application of Proceeds or Special Payments under Sections 4, 5 and 10 hereof, the Collateral Agent will promptly provide to each of the Benefited Parties a written report setting forth the amounts and types of obligations owed to each Benefited Party (which may be based upon the information supplied by such parties hereunder), the aggregate amount of Proceeds and Special Payments from time to time received by the Collateral Agent from the Benefited Parties hereunder, the application and/or distribution of the amounts so received (including a schedule listing the amounts received by each Benefited

         Party hereunder), together with its supporting calculations, in reasonable detail, and such other information as the Benefited Parties shall reasonably request.

SECTION 7.        ADDITIONAL PARTIES.

         (a) So long as it is permitted to do so by the terms of the Credit Agreement, the Note Agreements and the Future Debt Documents, the Company may enter into one or more Future Debt Documents and, pursuant thereto, incur additional indebtedness secured by the Collateral under the terms of the Security Documents; provided that, at the time the Company enters into any such Future Debt Documents, each such Future Debt Holder party to such Future Debt Documents, shall sign an acknowledgment in the form of Exhibit B-1 attached to this Agreement, by which such Future Debt Holder agrees to be bound by the terms of this Agreement, and shall deliver a signed acknowledgment hereof (also executed by the Company and the Collateral Agent) to the Collateral Agent; and provided further that on the date of execution and delivery of such Future Debt Documents and after giving effect to any indebtedness incurred by the Company thereunder and to the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing under the Note Agreements, the Credit Agreement, such Future Debt Documents or any Future Debt Documents executed prior thereto.

         (b) Upon the acquisition or creation of any Subsidiary that constitutes a Significant Domestic Subsidiary, (i) the Company shall execute, and cause such Subsidiary to execute, and deliver to the Collateral Agent and each Benefited Party the Security Documents to the extent required by Section 7.23 of the Credit Agreement and/or the applicable provisions of the Note Agreements or any Future Debt Documents and (ii) the Company shall cause such newly acquired or created Subsidiary (and any other Subsidiary required to deliver a stock pledge under Section 4.15 of the Security Agreement or a deed of charge under any comparable provision contained in the Share Charge) to execute and deliver to the Collateral Agent an acknowledgment substantially in the form of Exhibit B-2 attached to this Agreement, by which such Subsidiary agrees to be bound by the terms of this Agreement. Each such acknowledgment shall also be signed by the Company and the Collateral Agent.

         (c) Notwithstanding anything in any of the Financing Agreements to the contrary, each Benefited Party agrees that it will not sell, assign, grant a participation or otherwise transfer any interest in any of the Benefited Obligations or interests therein to any Person other than another Benefited Party or the Company or any of the Company's Affiliates (provided that any note or other Benefited Obligation assigned to the Company or any of its Affiliates shall, concurrently with such assignment, be cancelled), unless such other Person shall become a Benefited Party under this Agreement by signing an acknowledgment to this Agreement substantially in the form of Exhibit B-3.

SECTION 8.        DISCLAIMERS, INDEMNITY, ETC

         (a) The Collateral Agent may execute any of its duties under this Agreement or any Security Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel (including in-house counsel) concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         (b) Neither the Collateral Agent nor any Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any Security Document or the transactions contemplated hereby (except for its own or their gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or Noteholders or Future Debt Holders for any recital, statement, representation or warranty made by the Company, any other Grantor or any officer thereof, contained in this Agreement or any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Security Document or the validity, effectiveness, genuineness, enforceability, sufficiency or collectibility of this Agreement or any Security Document, any Benefited Obligations, or any Lien securing or intended to secure the Benefited Obligations, or the attachment, perfection or priority of any Liens securing or intended to secure the Benefited Obligations, or for any failure of the Company to perform its obligations hereunder or thereunder. Neither the Collateral Agent nor any Agent-Related Person shall be under any obligation to any Lender, any Noteholder or any Future Debt Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Security Document, or to inspect the properties, books or records of the Company.

         (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Security Document unless it shall first receive written notice in the form specified in Section 3 from a Directing Party on behalf of the Majority Benefited Parties which notice is reasonably acceptable to the Collateral Agent and, if it so requests, it shall first be indemnified by the Benefited Parties ratably in accordance with the amount of the Benefited Obligations held by such Benefited Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action to the extent not otherwise reimbursed hereunder. Any such indemnity given by a Benefited Party which is a bank, trust company, savings and loan association, pension fund, investment company, insurance company, fraternal benefit society, broker or dealer or other similar financial institution or entity, regardless of legal form, may be unsecured at the option of such Benefited Party. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or the Security Documents in accordance with a request or consent of the Majority Benefited Parties and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Benefited Parties.

         (d) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Special Event of Default unless the Collateral Agent shall have received written notice from a Lender, a Noteholder, a Future Debt Holder or any of the Company or any Grantor referring to this Agreement, describing such Event of Default or Special Event of Default and stating that such notice is a "notice of default". Upon the Collateral Agent's receipt of such notice of default it shall promptly provide written notice of such Event of Default or Special Event of Default to all Benefited Parties. The Collateral Agent shall take such action under the Security Documents with respect to such Event of Default or Special Event of Default as may be requested by the Majority Benefited Parties in accordance with Section 3. Each Lender, each Noteholder and each Future Debt Holder acknowledges that the Collateral Agent is an agent of the Benefited Parties and before advancing any funds in connection with the performance of its duties as Collateral Agent, the Collateral Agent may request either advances from, or assurances of payment when requested by the Collateral Agent from, each of the Benefited Parties of its pro rata share of such funds; provided, that upon the return to the Collateral Agent of any such funds which the Collateral Agent advanced in the performance of its duties, the Collateral Agent shall promptly distribute such funds to the Benefited Parties who paid the same to the Collateral Agent.

         (e) Each Lender, each Noteholder and each Future Debt Holder acknowledges that the Agent-Related Persons have not made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent-Related Persons to any Lender, Noteholder or Future Debt Holder. Each Lender, each Noteholder and each Future Debt Holder acknowledges that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company under the Financing Agreements to which it is a party. Each Lender, Noteholder and each Future Debt Holder also represents that it will, independently and without reliance upon the Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any Security Document, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company or any Subsidiary. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders, the Noteholders and the Future Debt Holders by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Lender, Noteholder or Future Debt Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company or any Subsidiary which may come into the possession of any of the Agent-Related Persons.

         (f) The Benefited Parties agree that they will indemnify the Collateral Agent in its capacity as the Collateral Agent, ratably in accordance with the amount of the Benefited Obligations held by such Benefited Parties to the extent neither reimbursed by Grantors under the Security Documents nor reimbursed out of any Special Payments or Proceeds pursuant to clause FIRST of Section 4(a) hereof, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any Security Document or the enforcement of any of the terms of any thereof, including fees and expenses of counsel; provided, however, that no such Benefited Party shall be liable for any such payment to the extent the obligation to make such payment arises from the Collateral Agent's gross negligence or willful misconduct. The obligations of the Benefited Parties under this Section 8(f) shall survive the payment in full of the Benefited Obligations and the termination of this Agreement; provided, further, that no such Benefited Party shall be liable for any such payment to the extent that the action or inaction giving rise to the obligation to make such payment arose after the Benefited Obligations of such Benefited Party had been paid in full.

         (g) Comerica (or any successor Collateral Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Comerica (or such successor Collateral Agent) were not the Collateral Agent hereunder and without notice to or consent of the Lenders, the Noteholders or the Future Debt Holders. The Lenders, the Noteholders and the Future Debt Holders acknowledge that, pursuant to such activities, the Collateral Agent or its subsidiaries may receive information regarding the Company or its Subsidiaries (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to its loans to the Company, the Collateral Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Collateral Agent, and the terms "Lender" and "Lenders" include the Collateral Agent in its individual capacity.

         (h) (i) The Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Parties, such resignation to take effect upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder.

              (ii) The Collateral Agent may be removed as the Collateral Agent at any time either (1) by (x) Benefited Parties holding (or representing) at least 66-2/3% of the outstanding principal amount under the Credit Notes, or if no indebtedness is then outstanding thereunder, holding 66-2/3% of the Percentages under (and as defined in) the Credit Agreement (but excluding the outstanding principal indebtedness, or if applicable, the Percentage, held by the Collateral Agent in the determination thereof, if the Collateral Agent is then a Lender) (it being understood that, if the Required Lenders agree on any instruction to be given to the Collateral Agent, the Required Lenders shall be entitled to vote on behalf of all Lenders for purposes of this clause) or (y) Benefited Parties holding (or representing) more than 51% of the outstanding principal amount under the Senior Notes

(it being understood that, if the Required Noteholders agree on any instruction to be given to the Collateral Agent, the Required Noteholders shall be entitled to vote on behalf of all Noteholders for purposes of this clause) or (z) Benefitted Parties holding (or representing) more than 51% of the outstanding principal amount under the Future Debt Documents (it being understood that, if the Required Future Debt Holders agree on any instruction to be given to the Collateral Agent, the Required Future Debt Holders shall be entitled to vote on behalf of all Future Debt Holders for purposes of this clause) either (I) upon the gross negligence or willful misconduct of the Collateral Agent or upon the failure of the Collateral Agent to comply with the terms and conditions of this Agreement or (II) if the Collateral Agent is no longer a Lender hereunder, or
(2) by the Majority Benefited Parties, with or without cause. In the event of any such resignation or removal of the Collateral Agent, the Majority Benefited Parties shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Benefited Parties and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign or the removal of the Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this Section 8(h)(ii) shall be a commercial bank or other financial institution organized under the laws of the United States of America or any state thereof having (1) a combined capital and surplus of at least $250,000,000 and (2) a rating upon its long-term senior unsecured indebtedness of "A-2" or better by Moody's Investors Service, Inc. or "A" or better by Standard & Poor's Services, a division of The McGraw Hill Companies, Inc. Notwithstanding the foregoing, in the event (y) the Collateral Agent shall have received a court order requiring that it resign as Collateral Agent or (z) the Collateral Agent shall have received a written opinion of independent outside counsel of nationally recognized standing reasonably acceptable to the Collateral Agent and Benefited Parties holding (or representing) more than 51% of the outstanding principal amount of the Senior Notes and the Future Debt that the performance by the Collateral Agent of its duties as Collateral Agent constitutes a conflict of interest which has adversely affected, or could reasonably be expected to affect adversely, the objective performance by Collateral Agent of its duties hereunder, then in either such event, the Collateral Agent shall give written notice of such event to the Parties and the Collateral Agent shall resign on the earlier of the 90th day following such notice or the date on which a successor Collateral Agent has accepted appointment hereunder. With regard to any such conflict of interest or perceived conflict of interest, the Parties agree to act in a commercially reasonable manner in addressing any such conflict of interest.

              (iii) Upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent. The retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder upon the appointment of the successor Collateral Agent. After any retiring or removed Collateral Agent's resignation or removal hereunder as the Collateral Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

SECTION 9.        INVALIDATED PAYMENTS.

         If any amount distributed by the Collateral Agent to a Benefited Party in accordance with the provisions of this Agreement is subsequently required to be returned or repaid by the Collateral Agent or such Benefited Party to any of the Company or any other Obligor or any Affiliate thereof or their respective representatives or successors in interest, whether by court order, settlement or otherwise (a "Disgorgement Event"), the Collateral Agent shall promptly request funds from one or more of the Benefited Parties in appropriate amounts in order to adjust the amounts distributed to each Benefited Party so that after giving effect to any such adjustment all Benefited Parties will have received such proportion of the proceeds as would have been received had the original payment which gave rise to such Disgorgement Event not occurred. If a Disgorgement Event occurs which results in the Collateral Agent or any Benefited Party being required to return or repay any amount distributed by the Collateral Agent to any Benefited Party under this Agreement, the Benefited Party to which such amount was distributed shall, promptly upon its receipt of a notice thereof from the Collateral Agent, pay the Collateral Agent such amount; provided that, if any Benefited Party shall fail to promptly pay such amount to the Collateral Agent, the Collateral Agent may deduct such amount from any amounts payable thereafter to such Benefited Party under this Agreement.

SECTION 10.       SPECIAL PAYMENTS AND SPECIAL ACCOUNT.

         (a) The Collateral Agent shall give each Benefited Party a written notice (a "Notice of Special Default") promptly after being notified in writing by a Benefited Party that a Special Event of Default has occurred. Promptly following the receipt of such Notice of Special Default, all Special Payments (whether received by a Benefited Party prior to or after its receipt of such Notice of Special Default) other than those payments received pursuant to
Section 10(b) shall be deposited into the Special Account by the Benefited Party having received such Special Payment. Each Benefited Party agrees that, solely for purposes of this Agreement (and as among the parties hereto other than the Company or any other Grantor), no Event of Default shall be deemed to have occurred as a result of payments so made on a timely basis to the Collateral Agent.

         (b) If (i) such Special Event of Default is waived by the Required Lenders, the Required Noteholders or the Required Future Debt Holders, or any or all of them, to the extent such Special Event of Default constitutes an Event of Default under the Financing Agreements applicable to such class of Benefited Parties, as the case may be, and if no other Special Event of Default has occurred and is continuing, (ii) such Special Event of Default is cured by the Company or by any amendment of the Credit Agreement, the Note Agreements or the Future Debt Documents, as the case may be, and if no other Event of Default has occurred and is continuing or (iii) none of the Benefited Obligations have been accelerated and the Majority Benefited Parties have not instructed the Collateral Agent to seek the appointment of a receiver, commence litigation against the Company or any Obligor, liquidate the Collateral, commence a Bankruptcy Proceeding against the Company or any Obligor, seize Collateral, or exercise other remedies of similar character, in any such case under clauses (i) through (iii) hereof prior to the 90th day following the occurrence of such Special Event of Default, then the Collateral Agent thereupon shall return all amounts, together with their pro rata share of interest earned thereon, held in the Special Account representing payment of any

Benefited Obligations to the Benefited Party initially entitled thereto, and no payments thereafter received by a Benefited Party shall constitute a Special Payment by reason of such cured or waived Special Event of Default. No payment returned to a Benefited Party for which such Benefited Party has been obligated to make a deposit into the Special Account shall thereafter ever be characterized as a Special Payment.

         (c) Each Benefited Party agrees that upon receiving a Notice of Special Default it shall (i) promptly notify the Collateral Agent of its prior and subsequent receipt of any Special Payments, (ii) hold such amounts for the Benefited Parties and act as agent of the Benefited Parties during the time any such amounts are held by it, and (iii) deliver to the Collateral Agent such amounts for deposit into the Special Account.

         (d) If (i) a Special Event of Default has occurred and has not been waived or cured within 90 days after the occurrence thereof, (ii) any of the Benefited Obligations have been accelerated or (iii) the Majority Benefited Parties have instructed the Collateral Agent to seek the appointment of a receiver, commence litigation against the Company, any Grantor or other Obligor, liquidate the Collateral, commence a Bankruptcy Proceeding against the Company, or any Grantor or other Obligor, seize Collateral, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the Special Account and all Special Payments shall be applied in accordance with the provisions of Section 4(a) above. Any Lender, any Noteholder or any Future Debt Holder which is aware of the same, shall promptly give the Collateral Agent written notice of any Special Event of Default which has occurred and which has not been cured or waived; provided that failure to give any such notice shall not modify, amend or otherwise prejudice or affect the rights of any Lender, Noteholder or Future Debt Holder hereunder.

SECTION 11.       MISCELLANEOUS.

         (a) All notices and other communications provided for herein shall be in writing and may be sent by overnight air courier, facsimile communication or United States mail and shall be deemed to have been given when delivered by overnight air courier, upon receipt of facsimile communication if concurrently with transmission of such telecopy or telex, a copy thereof shall be sent by overnight courier to the address specified for such notice or communication, or four business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11(a)) shall be as set forth on Annex 1 hereto.

         (b) This Agreement may be amended, modified or waived only by an instrument or instruments in writing signed by all of the holders of Benefited Obligations, the Collateral Agent and the Company; provided that, after the occurrence and during the continuance of any Default or Event of Default or after the commencement of an Enforcement, this Agreement may be amended or modified without the written consent of the Company so long as such amendment or modification does not modify the obligations of the Company or any Obligor under any Financing Agreement.

         (c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each Party and their respective successors and assigns. In the event that the holder of any indebtedness outstanding under the Credit Agreement, any Note Agreement or any Future Debt Document shall assign or transfer such indebtedness or any portion thereof (other than by participation), the Company shall promptly so advise the Collateral Agent in writing. Each assignee or transferee of any such indebtedness (and any participant) shall take such indebtedness subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken or authorized hereunder, by or binding upon (even if not authorized by) each previous holder of such indebtedness, prior to the receipt by the Collateral Agent of written notice of such transfer; and, except as expressly otherwise provided in such notice, the Collateral Agent shall be entitled to assume conclusively that the transferee named in such notice shall thereafter be vested with all rights and powers as a Party under this Agreement. The Collateral Agent shall not be obligated to give any Party notice of any such transfer; provided that, upon the written request of any Benefited Party, the Collateral Agent shall promptly provide such Benefited Party with a then current list of all Benefited Parties.

         (d) This Agreement shall continue to be effective among the Parties even though a case or proceeding under any bankruptcy or insolvency law or any proceeding in the nature of a receivership, whether or not under any insolvency law, shall be instituted with respect to any of the Company or any other Grantor, or any portion of the property or assets of any of the Company or any other Grantor, and all actions taken by the Parties with regard to such proceeding shall be by the Majority Benefited Parties; provided, however, that nothing herein shall be interpreted to preclude any Party from filing a proof of claim with respect to its Benefited Obligations, from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case of bankruptcy, insolvency or similar law, from filing a petition to initiate a bankruptcy proceeding against any Grantor or from providing financing to a trustee of any Grantor under 11 U.S.C. ss.364 (so long as such financing is not secured by a senior or equal and ratable Lien on any of the Collateral in existence as of the date of the commencement of such proceeding), in each case in its sole discretion.

         (e) Each Party hereto agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other Party hereto may reasonably request to carry into effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto such other Party hereto its respective rights, powers and remedies hereunder.

         (f) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Agreement by signing any such counterpart. A telecopy of the signature of any Party on any counterpart shall be effective as the signature of the Party executing such counterpart for purposes of effectiveness of this Agreement.

         (g) This Agreement shall become effective immediately upon execution by the Parties and shall continue in full force and effect until one year following the date upon which all Benefited

Obligations are irrevocably paid in full and all commitments under the Credit Agreement have expired or been terminated.

         (h) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

         (i) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE COLLATERAL AGENT, THE LENDERS, THE NOTEHOLDERS, THE FUTURE DEBT HOLDERS AND THE COMPANY, HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS BETWEEN ANY OF THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. THESE WAIVERS HAVE BEEN VOLUNTARILY GIVEN, WITH FULL KNOWLEDGE OF THE CONSEQUENCES THEREOF.

         (j) Headings of sections of this Agreement have been included herein for convenience only and should not be considered in interpreting this Agreement.

         (k) Nothing in this Agreement or any Security Document, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the Benefited Parties, any right, remedy or claim under or by reason of any such agreement or any covenant, condition or stipulation herein or therein contained, or, except as expressly set forth herein, to alter the rights or obligations under the Financing Agreements between any Benefited Party, on one hand, and the Company or any other Obligor, on the other hand. Notwithstanding the foregoing, however, each of the Benefited Parties, for purposes of the Financing Agreements to which it is a party, consents to the execution, delivery and performance by the Company of the Security Documents and this Agreement.

         (l) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (m) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Financing Agreements. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Financing Agreement, such provision of this Agreement shall govern.

         (n) Each Benefited Party hereby agrees to provide written notice to the Collateral Agent of the bank account with a United States bank to which payments of all amounts due to such Benefited Party hereunder shall be made and the Collateral Agent hereby agrees to make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such

Benefited Party may from time to time direct the Collateral Agent in writing.

         (o) The Noteholders hereby consent and agree (and by its execution of the Acknowledgment and Agreement set forth below, the Company consents and agrees) to the provisions of Section 6.5 of the Security Agreement and to the amendment of their respective Note Agreements effected thereby.

         (p) Notwithstanding Section 8.4 of the Credit Agreement and Section 6.1(d) of the Note Agreements, the Significant Domestic Subsidiaries may execute and deliver guaranties of the Benefited Obligations outstanding to the Lenders and the Noteholders, provided that concurrently with the giving of any such guaranty, each Lender and each Noteholder shall have the benefit of equal and ratable guaranties given by such Significant Domestic Subsidiaries on substantially similar terms. For avoidance of doubt with respect to Section 6.1(d) of the Note Agreements the debt of a Significant Domestic Subsidiary that is attributable to any guaranty by such Significant Domestic Subsidiary which complies with this Section 11(p) shall be excluded from the definition of "Total Restricted Subsidiary Debt" (as defined in the Note Agreements); and with respect to Section 8.4 of the Credit Agreement, any guaranty which complies with this Section 11(p) shall be deemed to be permitted under Section 8.4 of the Credit Agreement. The Noteholders and the Lenders, respectively, hereby consent and agree (and by its execution of the Acknowledgment and Agreement set forth below, the Company consents and agrees) to the provisions of this Section 11(p) and to the amendment of their respective Note Agreements and the Credit Agreement, as applicable, effected thereby.

         In WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                           COMERICA BANK, as Collateral Agent



                                           By:     /S/  Michael P. Stapleton
                                              ----------------------------------

                                           Its:  Vice President



                                           LENDERS:

                                           COMERICA BANK, as a Lender


                                           By:    /S/  Michael P. Stapletoton
                                              ----------------------------------

                                           Its:  Vice President

                                           NATIONSBANK, N.A.


                                           By:   /S/  Elizabeth Kurilecz
                                              ----------------------------------

                                           Its:  Senior Vice President
                                               ---------------------------------

                                           THE BANK OF NOVA SCOTIA


                                           By:        /S/    F.C.H. Ashby
                                              ----------------------------------

                                           Its:  Senior Manager Loan Operations
                                               ---------------------------------







                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           HARRIS TRUST AND SAVINGS BANK


                                           By: /S/  Michael Cameli
                                              ----------------------------------

                                           Its:  Vice President
                                               ---------------------------------






                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           LASALLE NATIONAL BANK


                                           By:    /S/  Lisa Mun
                                              ----------------------------------

                                           Its:  Assistant Vice President
                                                --------------------------------







                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           GREEN TREE FINANCIAL SERVICING
                                           CORPORATION


                                           By:     /S/  C. A. Gouskos
                                              ----------------------------------

                                           Its:  Sr. Vice President
                                                --------------------------------








                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           NATIONAL CITY BANK OF MINNEAPOLIS


                                           By:   /S/  Steven R. Berglund
                                              ----------------------------------

                                           Its:  Assistant Vice President
                                               ---------------------------------









                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           ALLSTATE LIFE INSURANCE CO.


                                           By:        /S/  Patricia W. Wilson
                                               ---------------------------------
                                                   Name:    Patricia W. Wilson
                                                   Title:   Authorized Signatory


                                           By:        /S/  Ronald A. Mendel
                                               ---------------------------------
                                                   Name:    Ronald A. Mendel
                                                   Title:   Authorized Signatory




                  [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           THE OHIO CASUALTY INSURANCE COMPANY


                                           By:   /S/  Barry S. Porter
                                              ----------------------------------
                                                   Name:    Barry S. Porter
                                                   Title:   CFO/Treasurer




                                           THE OHIO LIFE INSURANCE COMPANY


                                           By:   /S/ Barry S. Porter
                                              ----------------------------------
                                                   Name:    Barry S. Porter
                                                   Title:   CFO/Treasurer



                  [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           WILLIAM BLAIR & COMPANY, LLC


                                           By   William Blair & Company, LLC,
                                                Attorney-in-Fact


                                           By:     /S/  James D. McKinney
                                              ----------------------------------
                                                Name:  James D. McKinney
                                                Title: Principal and Manager
                                                        (Fixed Income)




                   [SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

                                           CONNECTICUT  GENERAL LIFE INSURANCE
                                           COMPANY
                                           BY CIGNA INVESTMENTS, INC.



                                           By:        /S/  James R. Kuzemchak
                                              ----------------------------------
                                                 Name:    James R. Kuzemchak
                                                 Title:   Managing Director


                                           CONNECTICUT GENERAL LIFE INSURANCE
                                           COMPANY,
                                           ON BEHALF OF ONE OR MORE SEPARATE
                                           ACCOUNTS BY CIGNA INVESTMENTS, INC.


                                           By:        /S/  James R. Kuzemchak
                                              ----------------------------------
                                                 Name:    James R. Kuzemchak
                                                 Title:   Managing Director

                                           WESTERN FARM BUREAU LIFE INSURANCE
                                           COMPANY


                                           By:        /S/  Robert J. Rummelhart
                                              ----------------------------------
                                                 Name:    Robert J. Rummelhart
                                                 Title:   Fixed Income-Vice
                                                            President


                                           FARM BUREAU LIFE INSURANCE COMPANY


                                           By:        /S/  Robert J. Rummelhart
                                              ----------------------------------
                                                 Name:    Robert J. Rummelhart
                                                 Title:   Fixed Income-Vice
                                                            President

                                           WASHINGTON NATIONAL INSURANCE COMPANY

                                           By:        /S/  Robert L. Cook
                                              ----------------------------------
                                                 Name:    Robert L. Cook
                                                 Title:   Second Vice President

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR CENTRAL STATES HEALTH &
                                           LIFE COMPANY OF OMAHA


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR THE CHARLES SCHWAB TRUST
                                           COMPANY FBO GUARANTY INCOME LIFE
                                           INSURANCE COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:


                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR AMERICAN COMMUNITY
                                           MUTUAL INSURANCE


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:


                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR CENTRALRE CORP. &
                                           PHOENIX


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR LONE STAR LIFE INSURANCE
                                           COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:



                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR OZARK NATIONAL LIFE
                                           INSURANCE COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:



                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR CSA FRATERNAL LIFE


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:



                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR KANAWHA INSURANCE
                                           COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR OLD GUARD MUTUAL
                                           INSURANCE COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           COMBINED INSURANCE COMPANY OF AMERICA
                                           BY: AON ADVISORS, INC.


                                           By:        /S/  Keith Lemmer
                                               ---------------------------------
                                                 Name:    Keith Lemmer
                                                 Title:   Senior Portfolio
                                                           Manager

                                           MASSACHUSETTS MUTUAL LIFE INSURANCE
                                           COMPANY


                                           By:        /S/  Richard E. Spencer II
                                               ---------------------------------
                                                 Name:    Richard E. Spencer II
                                                 Title:   Managing Director



                                           CM LIFE INSURANCE COMPANY


                                           By:        /S/  Richard E. Spencer II
                                               ---------------------------------
                                                 Name:    Richard E. Spencer II
                                                 Title:   Managing Director

                                           NATIONWIDE LIFE INSURANCE COMPANY


                                           By:        /S/  Mark W. Poeppelman
                                               ---------------------------------
                                                 Name:    Mark W. Poeppelman
                                                 Title:   Authorized Signature

                                           PAN AMERICAN LIFE INSURANCE COMPANY


                                           By:        /S/  F. Anderson Stone
                                               ---------------------------------
                                                 Name:    F. Anderson Stone
                                                 Title:   Vice President
                                                           Corporate Securities

                                           PHOENIX HOME LIFE MUTUAL INSURANCE
                                           COMPANY
                                           BY: PHOENIX INVESTMENT COUNSEL, INC.


                                           By:        /S/  Rosemary T. Strekel
                                               ---------------------------------
                                                 Name:    Rosemary T. Strekel
                                                 Title:   Senior Managing
                                                           Director

                                           SECURITY BENEFIT LIFE INSURANCE
                                           COMPANY


                                           By:        /S/  Steven M. Bowser
                                               ---------------------------------
                                                 Name:    Steven M. Bowser
                                                 Title:   Second Vice President

                                           THE GUARDIAN LIFE INSURANCE COMPANY
                                           OF AMERICA


                                           By:        /S/  Thomas M. Donohue
                                               ---------------------------------
                                                 Name:    Thomas M. Donohue
                                                 Title:   Vice President

                                           AMERICAN BANKERS INSURANCE COMPANY
                                           OF FLORIDA


                                           By:        /S/  Gus Rodriguez
                                               ---------------------------------
                                                 Name:   Gus Rodriguez
                                                 Title:  Director of Investments




                                           VOYAGER PROPERTY & CASUALTY INSURANCE
                                           CO.


                                           By:        /S/  Gus Rodriguez
                                               ---------------------------------
                                                 Name:   Gus Rodriguez
                                                 Title:  Director of Investments

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR AMERICAN PIONEER LIFE
                                           INSURANCE COMPANY OF NEW YORK


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR AMERICAN  PROGRESSIVE
                                           LIFE AND HEALTH INSURANCE COMPANY OF
                                           NEW YORK


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:



                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR FEDERATED RURAL ELECTRIC
                                           INSURANCE CORP.


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:



                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR TOWER LIFE INSURANCE
                                           COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR PHYSICIANS LIFE
                                           INSURANCE COMPANY VISTA 500


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:




                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR WORLD INSURANCE COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:




                                           ASSET ALLOCATION & MANAGEMENT COMPANY
                                           AS AGENT FOR UNITED TEACHERS
                                           ASSOCIATES INSURANCE COMPANY


                                           By:        /S/  Kathy Lange
                                               ---------------------------------
                                                 Name:    Kathy Lange
                                                 Title:

                                           FARM BUREAU LIFE INSURANCE COMPANY


                                           By:        /S/  Robert J. Rummelhart
                                               ---------------------------------
                                                 Name:    Robert J. Rummelhart
                                                 Title:   Fixed Income - Vice
                                                            President




                                           FARM BUREAU MUTUAL INSURANCE COMPANY


                                           By:       /S/  Robert J. Rummelhart
                                               ---------------------------------
                                                  Name:    Robert J. Rummelhart
                                                  Title:   Fixed Income - Vice
                                                             President





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




                                           GENERAL AMERICAN LIFE INSURANCE
                                           COMPANY
                                           By: Conning Asset Management Company

                                           By:        /S/  Laura R. Caro
                                               ---------------------------------
                                                 Name:    Laura R. Caro
                                                 Title:   Senior Vice President






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



                          ACKNOWLEDGMENT AND AGREEMENT



         CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (the "Company"), as the issuer of the Senior Notes and the Credit Notes and as the grantor of collateral pursuant to the Security Documents, hereby acknowledges and agrees to the foregoing terms and provisions contained in this Intercreditor Agreement. By executing this Intercreditor Agreement, the Company agrees to be bound by the provisions thereof as they relate to the relative rights of the Benefited Parties as among such Benefited Parties; provided, however, that, except as specifically provided herein, nothing in this Intercreditor Agreement shall amend, modify, change or supersede the respective terms of the Financing Agreements as between the Benefited Parties or any of them and any of the Company or any Subsidiary. In the event of any conflict or inconsistency between the terms of this Intercreditor Agreement and the other Financing Agreements, the other Financing Agreements shall govern as between the Benefited Parties thereto and the Company or any Subsidiary. The Company further agrees that, subject to Sections 3(g), 7, 10(a) and 11, the terms of this Intercreditor Agreement shall not give any of the Company or any Subsidiary any substantive rights, or (except as expressly provided in this Intercreditor Agreement) impose any duties or responsibilities, vis a vis any Benefited Party or the Collateral Agent and that, subject to the aforesaid Sections, none of them shall use the violation of this Intercreditor Agreement by any of the Parties hereto as a defense to the enforcement by any Benefited Party under any Financing Agreement, nor assert such violation as a counterclaim or basis for set-off or recoupment against any of them. The Company further acknowledges and agrees that the scope of the agency granted by this Intercreditor Agreement to the Collateral Agent hereunder is strictly limited by this Intercreditor Agreement.

         By its execution hereof, the Company further specifically acknowledges the provisions of Sections 5 and 10 of this Intercreditor Agreement and agrees that, in the event any Benefited Party receives any amounts with respect to its Benefited Obligations and is required to share any such amounts with any other Benefited Party pursuant to the terms of this Intercreditor Agreement, the original claim of such Benefited Party against the Company or any Subsidiary that was discharged by the original receipt of such amounts shall automatically be reinstated to the extent of any amounts that are so required to be shared with any other Benefited Party.


                                             CREDIT ACCEPTANCE CORPORATION



                                             By:      /S/  Brett A. Roberts
                                                --------------------------------
                                             Title:  Executive Vice President
                                                      & CFO
                                             Date:   December 15, 1998



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